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                                                                  Exhibit 10.10




                                 [FORM OF NOTE]


                               CLARK/BARDES, INC.

        11.00% SECOND PRIORITY SENIOR SECURED NOTE DUE AUGUST [__], 2004


 No.                         September __, 1997
 $


         FOR VALUE RECEIVED, the undersigned, CLARK/BARDES, INC. (the "COMPANY"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to _________________________ ___________________________, or registered assigns, the principal sum of
___________________________ DOLLARS ($______________) on August [__], 2004,
with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance thereof at the rate of 11.00% per annum from the date hereof, payable quarterly on the ___ day of February, May, August and November in each year, commencing with the November ___, next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 2.0% over the rate of interest then in effect with respect to this Note or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York City as its Base Rate.

         Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Citibank, N.A. in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of 11.00% Second Priority Senior Secured Notes (the "NOTES") issued pursuant to a Note and Warrant Purchase Agreement, dated as of September [__], 1997 (the "AGREEMENT"; capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement), between the Company, Great-West Life & Annuity Insurance Company, Life Investors Insurance Company of America and Nationwide Life Insurance Company, is entitled to the benefits
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thereof and is secured by each of the Security Documents in favor of the
Collateral Agent for the benefit of the holders of the Notes.
         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of like tenor for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to certain prepayments, as specified in the Agreement.

         If an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 11U of the Agreement shall control over any contrary provision of this Note.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

                                        CLARK/BARDES, INC.



                                        By:
                                               Name:
                                               Title: